CLOSURE MEDICAL CORPORATION
                                      COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                                     (UNAUDITED)
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                      SEPTEMBER 30,          SEPTEMBER 30,       SEPTEMBER 30,      SEPTEMBER 30,
                                                          1999                   1998                1999               1998
                                                      -------------          -------------       -------------      -------------
Weighted average common shares
   outstanding for the period-  basic EPS                 13,333                13,278              13,317             13,264
                                                      -------------          -------------       -------------      -------------
Effect of dilutive stock options (a)                           -                   378                   -                  -
                                                      -------------          -------------       -------------      -------------
Weighted average common shares
   outstanding for the period- diluted EPS                13,333                13,656              13,317             13,264
                                                      =============          =============       =============      =============
Net income (loss)                                     $   (1,204)            $     494           $  (1,754)         $  (3,782)
                                                      =============          =============       =============      =============
Net income (loss) per share- basic                    $    (0.09)            $    0.04           $   (0.13)         $   (0.29)
                                                      =============          =============       =============      =============
Net income (loss) per share- diluted                  $    (0.09)            $    0.04           $   (0.13)         $   (0.29)
                                                      =============          =============       =============      =============

(a) Options to purchase 433,937 shares of common stock were outstanding at the quarter ended September 30, 1998 but were not included in the computation of diluted EPS as their effect was anti-dilutive.